UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Alumis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42143	86-1771129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 231-6625

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Alumis Inc. (the “Company”) approved the Alumis Inc. Severance and Change in Control Plan (the “Severance Plan”).

The purpose of the Severance Plan is to provide for the payment of severance and/or Change in Control (as defined in the Severance Plan) benefits to Eligible Employees (as defined in the Severance Plan) or, at the sole discretion of the Compensation Committee, certain other individuals that are not Eligible Employees, upon a qualifying termination of employment (“Covered Termination”). As a condition for eligibility, participants must enter into a participation agreement, which specifies the potential severance benefits and contains other terms and conditions related to participation in the Severance Plan.

Severance Benefits of Eligible Employees Within Change in Control Period

If an Eligible Employee is terminated in a Covered Termination (other than a result of death or disability) that occurs during the Change in Control Period (as defined in the Severance Plan), such Eligible Employee will be eligible to receive the following benefits, subject to standard deductions and withholdings: (i) a cash payment in an amount equal to: six to 18 months (depending on the tier to which such Eligible Employee is designated; the “CIC Severance Period”) of Base Salary (as defined in the Severance Plan); (ii) a cash payment in an amount equal to 1.00x to 1.50x (depending on the tier to which such Eligible Employee is designated) the Eligible Employee’s Target Bonus (as defined in the Severance Plan) for the calendar year in which the Eligible Employee’s Covered Termination occurs (depending on the tier to which such Eligible Employee is designated, pro-rated based upon the number of days worked during such calendar year); (iii) Company-paid COBRA premium payments for the Eligible Employee and her or his eligible dependents for a period not exceeding the earliest of (1) the CIC Severance Period following the date of the Eligible Employee’s Covered Termination, (2) the expiration of the Eligible Employee’s eligibility for continuation coverage under COBRA, or (3) the date when the Eligible Employee becomes eligible for a substantially equivalent health insurance coverage in connection with new employment; and (iv) full acceleration of any outstanding, unvested equity awards held by the Eligible Employee.

Severance Benefits of Eligible Employees Outside Change in Control Period

If an Eligible Employee is terminated in a Covered Termination (other than a result of death or disability) outside of the Change in Control Period, such Eligible Employee will be eligible to receive: (i) a cash payment in an amount equal to: three to 12 months (depending on the tier to which such Eligible Employee is designated; the “Non-CIC Severance Period”) of Base Salary, to be paid in accordance with the Company’s regular payroll practices over the length of the Non-CIC Severance Period; (ii) a pro-rated amount of the Eligible Employee’s Target Bonus based upon the number of days worked in the calendar year in which such Eligible Employee’s Covered Termination occurs; and (iii) Company-paid COBRA premiums for the Eligible Employee and her or his eligible dependents for a period not exceeding the Non-CIC Severance Period. In addition, our executive officers are eligible to receive acceleration of certain outstanding, unvested equity awards granted before the adoption of the Severance Plan.

Each Eligible Employee’s right to receive the payments and benefits provided under the Severance Plan are subject to such Eligible Employee’s execution and delivery of a separation agreement containing, among other provisions, a general release of all claims in favor of the Company and its subsidiaries and affiliates.

The foregoing description of the Severance Plan is only a summary, and is qualified in its entirety by reference to the full text of the Severance Plan included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Alumis Inc. Severance and Change in Control Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alumis Inc.

By:	/s/ Sara Klein
Sara Klein
Chief Legal Officer

Dated: February 21, 2025